UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2002

AMERICA ONLINE LATIN AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 N. Andrews Avenue, Suite 500, Fort Lauderdale, Florida 33309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 689-3000

Item 7.   Financial Statements and Exhibits.

Exhibit 99.1: Press Release, dated August 20, 2002, entitled “America Online Latin America and Banco Itau in Discussions to Optimize Strategic Marketing Agreement.”

Item 9.   Other Events and Regulation FD Disclosure.

On August 20, 2002, America Online Latin America, Inc. issued a press release entitled “America Online Latin America and Banco Itau in Discussions to Optimize Strategic Marketing Agreement,” a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc. (Registrant)

Date: August 21, 2002	/s/ Charles M. Herington

Charles M. Herington President and Chief Executive Officer

3